Registration No. 333-217200

Filed Pursuant to Rule 433

Dated January 8, 2019

New $FNGU daily notes traded volume record. 1,143,514 notes have traded in the MicroSectors @NYSE FANG+ 3X Leveraged ETNs on 1/8/2019. Microsectors.com $FANG #FANGstocks #techstocks #trading

Source @Bloomberg

https://bit.ly/2O7wNQX

MicroSectors™ Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus} with the SEC about the offering to which this free writing prospectus relates. Before you invest, you should read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send you the pricing supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-369-5412. www. MicroSectors.com

$FNGU daily trading volume hits all-time high. 1,143,514 notes have traded in the MicroSectors @NYSE FANG+ 3X Leveraged ETNs on 1/8/2019. Microsectors.com $FANG #FANGstocks #techstocks #trading

Source @Bloomberg

https://bit.ly/2O7wNQX

MicroSectors™ Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus} with the SEC about the offering to which this free writing prospectus relates. Before you invest, you should read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send you the pricing supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-369-5412. www. MicroSectors.com